EXHIBIT 99.2

NEW YORK CITY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On July 17, 2019, New York City REIT, Inc. (the “Company”) through a wholly-owned subsidiary, acquired a fee-simple interest in three condominium units located at 196 Orchard Street, New York, NY 10002 (“196 Orchard Street”) for a contract purchase price of approximately $88.8 million, excluding closing costs. The Company funded $51.0 million of the purchase price with proceeds from a mortgage note payable on the property, which was entered into upon closing, with the remainder funded by cash on hand. The condominium units consist of approximately 60,297 rentable square feet and are currently 100% leased.

The unaudited pro forma consolidated balance sheet as of June 30, 2019 is presented as if the acquisition of 196 Orchard Street was completed on June 30, 2019.

The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2019 and for the year ended December 31, 2018, are presented as if the acquisition of 196 Orchard Street was completed on January 1, 2018.

The unaudited pro forma consolidated financial statements (including notes thereto) of the Company are qualified in their entirety and should be read in conjunction with the consolidated financial statements for the fiscal year ended December 31, 2018, and related notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (the “ SEC”) on March 15, 2019 and the consolidated financial statements for the six months ended June 30, 2019, and related notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 filed with the SEC on August 14, 2019. The unaudited pro forma consolidated balance sheet and income statements are not necessarily indicative of what the actual financial position and operating results would have been had the 196 Orchard Street acquisition occurred on June 30, 2019 and January 1, 2018, respectively, nor are they indicative of future operating results of the Company.

NEW YORK CITY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

JUNE 30, 2019

(In thousands)

	New York City REIT, Inc.	196 Orchard Street Acquisition		Pro Forma New York City REIT, Inc.
	(A)
ASSETS
Real estate investments, at cost:
Land	$138,110	$54,749	(B)	$192,859
Buildings and improvements	538,791	23,937	(B)	562,728
Acquired intangible assets	100,472	10,578	(B)	111,050
Total real estate investments, at cost	777,373	89,264		866,637
Less accumulated depreciation and amortization	(104,863)	—		(104,863)
Total real estate investments, net	672,510	89,264		761,774
Cash and cash equivalents	93,876	(34,408)	(C)	59,468
Restricted cash	6,295	—		6,295
Operating lease right-of-use asset	55,680	—		55,680
Prepaid expenses and other assets	30,467	(4,961)	(D)	25,506
Deferred leasing costs, net	8,469	—		8,469
Total assets	$867,297	$49,895		$917,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	344,517	$49,703	(E)	$394,220
Accounts payable, accrued expenses and other liabilities	10,490	—		10,490
Operating lease liability	54,888	—		54,888
Below-market lease liabilities, net	19,924	—		19,924
Derivative liability, at fair value	1,330	—		1,330
Deferred revenue	4,169	192	(F)	4,361
Total liabilities	435,318	49,895		485,213

Preferred stock	—	—		—
Common stock	310	—		310
Additional paid-in capital	685,798	—		685,798
Accumulated other comprehensive loss	(1,330)	—		(1,330)
Distributions in excess of accumulated earnings	(252,799)	—		(252,799)
Total stockholders’ equity	431,979	—		431,979
Total liabilities and stockholders’ equity	$867,297	$49,895		$917,192

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2019:

(A)	Reflects the historical Consolidated Balance Sheet of the Company as of June 30, 2019 as presented in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019.

(B)	Represents the allocation of the purchase price for the 196 Orchard Street acquisition, including transaction costs, as if the transaction was completed as of June 30, 2019. The acquisition is considered an asset acquisition in accordance with accounting principles generally accepted in the United States of America, and accordingly, the Company allocated the total purchase price to the assets acquired based on relative fair value. The following table details useful lives of the assets acquired:

Useful Lives
Land	N/A
Buildings and improvements	40 years
Acquired intangible assets	9 to 15 years

(C)	Represents cash paid at closing, as well as cash paid for additional deferred financing costs, which were funded using the Company’s cash on hand.

(D)	Represents:

(In thousands)
Cash paid for proration of property taxes at closing	$661
Cash paid for proration of July interest expense on mortgage loan	82
Reclass cash deposits made prior to June 30, 2019 to purchase price allocation	(5,457)
Credits provided at closing for the proration of July 2019 rent	(247)
$(4,961)

(E)	Represents mortgage note payable entered into at closing of the acquisition, net of deferred financing costs. The mortgage note payable bears interest at a fixed rate of 3.85% and matures on August 1, 2029. The mortgage note payable requires monthly interest-only payments, with the principal balance due on the maturity date, and is secured by, among other things, a first mortgage on the property.

(In thousands)
Mortgage note payable	$51,000
Deferred financing costs	(1,297)
Mortgage note payable, net	$49,703

(F)	Represents credits provided at closing for future rents related to one lease.

NEW YORK CITY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2019

(In thousands)

	New York City REIT, Inc.	196 Orchard Street	Pro Forma Adjustments		Pro Forma New York City REIT, Inc.
	(A)	(B)
Revenue from tenants	$33,576	$2,759	$(51)	(C)	$36,284

Operating expenses:
Asset and property management fees to related parties	3,420	—	—		3,420
Property operating	14,625	59	—		14,684
Acquisition and transaction related	18	—	—		18
General and administrative	3,793	—	—		3,793
Depreciation and amortization	14,967	—	601	(D)	15,568
Total operating expenses	36,823	59	601		37,483
Operating loss	(3,247)	2,700	(652)		(1,199)
Other income (expense):
Interest expense	(7,629)	—	(890)	(E)	(8,519)
Other income	465	—	—		465
Total other expense	(7,164)	—	(890)		(8,054)
Net loss	$(10,411)	$2,700	(1,542)		$(9,253)

Notes to Unaudited Pro Forma Consolidated Statements of Operations for the Six Months Ended June 30, 2019:

(A)	Reflects the historical Consolidated Statement of Operations of the Company for the six months ended June 30, 2019 as presented in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019.

(B)	Represents the historical operating results attributable to 196 Orchard Street for the six months ended June 30, 2019.

(C)	The pro forma adjustment for rental income represents above market lease amortization assuming the Property was acquired on January 1, 2018, with amortization beginning on the lease commencement dates.

(D)	Represents the pro forma adjustment for depreciation and amortization expense, which is based on the Company’s basis in the assets that would have been recorded assuming 196 Orchard Street was acquired on January 1, 2018. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s evaluation of the estimated useful lives of the property and intangibles. The 196 Orchard Street property was recently constructed, therefore, depreciation and amortization is computed based on when it was placed in service (i.e. the lease commencement date of each condominium). The amounts allocated to buildings and improvements are depreciated over 40 years, beginning on the lease commencement dates, while the amounts allocated to lease intangibles are amortized over the remaining life of the related leases, beginning on the lease commencement dates. The following table details the depreciation and amortization expense for the six months ended June 30, 2019:

(In thousands)	Depreciation and Amortization Expense
Depreciation expense	$280
Amortization expense	321
Total	$601

(E)	Reflects the additional estimated interest expense for the six months ended June 30, 2019 assuming 196 Orchard Street was acquired on January 1, 2018. The 196 Orchard Street property was recently constructed and interest expense is computed based on the pro rata portion of the financing associated with each condominium. Prior to the asset being placed in service, interest would have been capitalized. Interest expense and the amortization of deferred financing costs in the table below is calculated beginning on the lease commencement dates. The table below provides a summary:

	Principal Balance	Interest Rate (Fixed)	Interest Expense
	(In thousands)		(In thousands)
Interest expense on pro rata principal balance:
Condominium 1 (lease commencement - October 2018)	$14,109	3.85%	$271
Condominium 2 (lease commencement - August 2018)	17,507	3.85%	337
Condominium 2 (lease commencement - March 2019)	19,384	3.85%	227
Interest expense on principal balance	$51,000		835

Deferred financing costs (amortized over 10 years)			55
Total interest expense			$890

NEW YORK CITY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(In thousands)

	New York City REIT, Inc.	196 Orchard Street	Pro Forma Adjustments		Pro Forma New York City REIT, Inc.
	(A)	(B)
Revenue from tenants	$62,399	$1,464	(25)	(C)	$63,838

Operating expenses:
Asset and property management fees to related parties	6,211	—	—		6,211
Property operating	28,378	61	—		28,439
Acquisition and transaction related	407	—	—		407
General and administrative	8,975	—	—		8,975
Depreciation and amortization	29,690	—	308	(D)	29,998
Total operating expenses	73,661	61	308		74,030
Operating loss	(11,262)	1,403	(333)		(10,192)
Other income (expense):
Interest expense	(13,294)	—	(388)	(E)	(13,682)
Other income	444	—	—		444
Total other expense	(12,850)	—	(388)		(13,238)
Net loss	$(24,112)	$1,403	$(721)		$(23,430)

Notes to Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2018:

(A)	Reflects the historical Consolidated Statement of Operations of the Company for the year ended December 31, 2018 as presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 15, 2019.

(B)	Represents the historical operating results attributable to 196 Orchard Street for the year ended December 31, 2018.

(C)	The pro forma adjustment for rental income represents above market lease amortization assuming the Property was acquired on January 1, 2018, with amortization beginning on the lease commencement dates.

(D)	Represents the pro forma adjustment for depreciation and amortization expense, which is based on the Company’s basis in the assets that would have been recorded assuming 196 Orchard Street was acquired on January 1, 2018. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s evaluation of the estimated useful lives of the property and intangibles. The 196 Orchard Street property was recently constructed, therefore, depreciation and amortization is computed based on when it was placed in service (i.e. the lease commencement date of each condominium). The amounts allocated to buildings and improvements are depreciated over 40 years, beginning on the lease commencement dates, while the amounts allocated to lease intangibles are amortized over the remaining life of the related leases, beginning on the lease commencement dates. The following table details the depreciation and amortization expense for the year ended December 31, 2018:

(In thousands)	Depreciation and Amortization Expense
Depreciation expense	$151
Amortization expense	157
Total	$308

(E)	Reflects the additional estimated interest expense for the year ended December 31, 2018 assuming 196 Orchard Street was acquired on January 1, 2018. The 196 Orchard Street property was recently constructed and interest expense is computed based on the pro rata portion of the financing associated with each condominium. Prior to the asset being placed in service, interest would have been capitalized. Interest expense and the amortization of deferred financing costs in the table below is calculated beginning on the lease commencement dates. The table below provides a summary:

	Principal Balance	Interest Rate (Fixed)	Interest Expense
	(In thousands)		(In thousands)
Interest expense on pro rata principal balance:
Condominium 1 (lease commencement - October 2018)	$14,109	3.85%	$130
Condominium 2 (lease commencement - August 2018)	17,507	3.85%	234
Condominium 2 (lease commencement - March 2019)	19,384	3.85%	—
Interest expense on principal balance	$51,000		364

Deferred financing costs (amortized over 10 years)			24
Total interest expense			$388